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                                                                      EXHIBIT 21


                                CHEMFIRST INC.

                        SUBSIDIARIES OF CHEMFIRST INC.


        COMPANY NAME                                     JURISDICTION OF
                                                          ORGANIZATION
--------------------------------------------------------------------------------

Burmar Chemical, Inc.                                   California

Callidus Technologies Inc.                              Oklahoma

CALLIDUS TECHNOLOGIES Benelux N.V.                      Belgium

Callidus Technologies France, S.A.R.L.                  France

Callidus Technologies International, Inc.               Delaware

Callidus Technologies Italy, S.r.l.                     Italy

CALLIDUS TECHNOLOGIES UK LIMITED                        Great Britain

Dew Resources, Inc.                                     Florida

EKC Technology, Inc.                                    California

EKC Technology International, Inc.                      California

EKC Technology, Ltd.                                    Scotland

FCC Acquisition Corporation                             California

FEC Marketing, Inc.                                     Texas

First Chemical Corporation                              Mississippi

First Chemical Holdings, Inc.                           Mississippi

First Chemical Texas, L.P.                              Delaware

First Energy Corporation (1)                            Mississippi

ChemFirst Inc. Foundation, Inc. (2)                     Mississippi

FirstMiss, Inc.                                         Iowa

FirstMiss Steel, Inc.                                   Pennsylvania

FRM, Inc.                                               Mississippi


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FRM Industries, Inc.                                    Delaware

FRM International, Inc.                                 U.S. Virgin Islands

FT Chemical, Inc.                                       Texas

Industrial Insulations of Texas, Inc.                   Texas

Maxadyne Corporation                                    California

Maxadyne Corporation of Louisiana                       Louisiana

Micropel, Inc.                                          California

Mycosil, Inc.                                           California

Newminco Joint Venture (50% owned)                      Alabama

Plasma Energy Corporation                               North Carolina

Plasma Energy Technologies Corporation                  North Carolina

Plasma Processing Corporation (4)                       Delaware

Power Sources, Inc. (50% owned)                         North Carolina

Quality Chemicals, Inc.                                 Pennsylvania

Star Corrosion & Refractory, Inc.                       Louisiana

SCE Technologies, Inc.                                  Delaware



(1) In Texas, First Energy Corporation is registered as First Energy Corporation of Mississippi.
(2)  Non-profit corporation.
(3) In Alabama, Plasma Processing Corporation is qualified under the name PPC Technologies Corp.